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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 2, 2000, in the Registration Statement and related Prospectus of CT Holdings, Inc. for the Registration of 1,150,000 shares of its common stock issued in connection with the investment of CT Holdings, Inc. in River Logic, Inc.



/s/ ERNST & YOUNG LLP
Dallas, Texas
August 15, 2000